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                                                                    EXHIBIT 99.3


                         DIRECT MARKETING HOLDINGS, INC.
                             STOCKHOLDERS' AGREEMENT



         This STOCKHOLDERS' AGREEMENT ("AGREEMENT") is made as of October 24, 2003 by and among Direct Marketing Holdings, Inc., a Delaware corporation (the "CORPORATION"), the Investors and the Executives (collectively referred to as the "STOCKHOLDERS" and individually as a "STOCKHOLDER.") Capitalized terms used herein are defined in Section 21 hereof.


                                    RECITALS

         WHEREAS, the Stockholders will acquire shares of Common Stock pursuant to a Contribution Agreement among the Corporation and the Stockholders dated as of the date hereof, or pursuant to Subscription Agreement between the Stockholder and the Corporation dated as of the date hereof; and

         WHEREAS, the Corporation and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Corporation, (ii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred and (iii) providing the Stockholders with certain registration rights. The execution and delivery of this Agreement is a condition to the Stockholders' acquisition of the Common Stock pursuant to the Contribution Agreement or the Subscription Agreement, as applicable.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES. The restrictions set forth in this Section 1 shall apply to all Stockholder Shares until a Public Sale or an Approved Sale of the Corporation (but shall not apply to such Public Sale or Approved Sale).

                  (a) PROHIBITION AGAINST TRANSFER OF STOCKHOLDER SHARES. No Stockholder shall sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of (collectively, a "TRANSFER") any interest in any Stockholder Shares or Options unless pursuant to either (i) the provisions of Sections 1(b) through 1(e) hereof or (ii) the Transfer is in connection with a sale of securities pursuant to Section 2 or Section 3. No Executive shall be entitled to Transfer any Unvested Shares at any time (other than any Unvested Share transferred in accordance with Section 1(e)(iii)) until such time as such shares become Vested Shares, at which time, the Vested Shares shall be subject to the restrictions on Transfer of this Section 1.

                  (b) CORPORATION RIGHT OF FIRST REFUSAL. At least 45 days prior to an Executive making any Transfer of any Stockholder Shares (other than pursuant to Sections 2 or 3 hereof or to a Permitted Transferee), the transferring Executive (the "TRANSFERRING STOCKHOLDER") shall deliver an Offer Notice to the Corporation and the other Stockholders (the "OTHER STOCKHOLDERS"). The Offer Notice shall be deemed to be an offer of the subject Stockholder Shares to the Corporation and the Other Stockholders on the same terms and conditions as proposed by the third party. The Corporation may elect to purchase all or a portion of the

Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder within twenty-five (25) days after the delivery of the Offer Notice (the "ELECTION PERIOD"). The purchase of the subject Stockholder Shares shall be made in accordance with Section 1(d) hereof.

                  (c) OTHER STOCKHOLDERS RIGHT OF FIRST REFUSAL. In the event the Corporation does not elect to purchase all of the Stockholder Shares subject to the Offer Notice, the Other Stockholders shall have the right, but not the obligation, to purchase any remaining Stockholder Shares subject to the Offer Notice. Upon the expiration of the Election Period, the Other Stockholders shall have an additional five (5) business days to notify the Transferring Stockholder of their intention to acquire such remaining Stockholder Shares. Each Other Stockholder may purchase his pro rata portion ("PRO RATA PORTION") of such Stockholder Shares by multiplying the number of such Stockholder Shares by a fraction: the numerator of which is the number of Vested Shares held by such Other Stockholder and the denominator of which is the number of Vested Shares held by all Other Stockholders. If one or more of the Other Stockholders elects not to purchase its Pro Rata Portion of such Vested Shares (the "REMAINING SHARES"), the Other Stockholders who have elected to purchase their Pro Rata Portion may also purchase their Pro Rata Portion of the Remaining Shares in successive rounds until all such Remaining Shares have been purchased. The purchase of the subject Stockholder Shares shall be made in accordance with
Section 1(d) hereof.

                  (d) PROCEDURES FOR ACQUIRING STOCKHOLDER SHARES. If the Corporation (or the Other Stockholders) has elected to purchase Stockholder Shares from the Transferring Stockholder, the Transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within fifteen (15) days after the expiration of the Election Period. To the extent that the Corporation (or the Other Stockholders) has not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within ninety (90) days after the expiration of the Election Period, transfer any remaining Vested Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Corporation in the Offer Notice, and such purchases shall be conditioned upon all purchasers of Stockholder Shares executing a counterpart of this Agreement. In the event the Offer Notice provides for any noncash consideration for the Stockholder Shares, the Corporation and the Transferring Stockholder shall negotiate in good faith to determine the cash equivalent of the consideration proposed in the Offer Notice. The Corporation and/or the Other Stockholders shall only be required to pay cash for the Stockholder Shares acquired from the Transferring Stockholder. At the closing of the purchase of Stockholder Shares, the Transferring Stockholder shall provide representations and warranties as to his title to such securities and that there are no liens or encumbrances on such securities and shall sign such stock powers and other documents as may reasonably be requested by the Corporation and/or the Other Stockholders.

                  (e) PERMITTED TRANSFERS. The restrictions contained in this
Section 1 shall not apply to the following transactions:

                           (i) with respect to any Transfer of Stockholder Shares (other than Unvested Shares) by any Executive or Investor pursuant to applicable laws of descent




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         and distribution or to or among such Executive's or Investor's Family
         Group or to Other Stockholders;

                           (ii) from HIG to:

                                    (A) any affiliate of HIG; or

                                    (B) any Qualified Institutional Buyer (as
                  defined under Rule 144A of the Securities Act), provided that HIG may not sell more than 49% of its Stockholder Shares pursuant to this Section 1(e)(ii)(B);

                           (iii) with respect to any Stockholder Shares held in any escrow account, trust, earn-out account or similar device, the Transfer of the Stockholder Shares to the Corporation.

(the transferee of any such Transfer being a "PERMITTED TRANSFEREE") PROVIDED that, in the case of any of the foregoing Transfers the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred; and

                           (iv) a pledge by any Stockholder of Stockholder Shares to the Corporation's lenders, or any Transfer by means of a foreclosure action pursuant to any such pledge.

                  (f) INVOLUNTARY TRANSFERS. Prior to a Public Sale, any event which, were it not for the provisions of this Agreement, would cause any Stockholder Shares and Options, or any interest therein, to be sold, assigned, pledged, encumbered, awarded, or otherwise transferred, for consideration or otherwise, to any person, whether voluntarily, involuntarily, or by operation of law shall be deemed to constitute an offer to sell Stockholders Shares and Options held by any Stockholder.

                  (g) PURCHASE RIGHTS. Upon the occurrence of any event specified in Section 1(f), the Corporation (and then the Other Stockholders) shall have the right to purchase such Stockholder Shares at their fair market value (as defined below). Upon the Corporation's becoming aware of any of the events set forth in Section 1(f), the Corporation may, but shall not be obligated to, purchase all of the Stockholder Shares held by such Transferring Stockholder. The Corporation and the Other Stockholders shall have the rights and be subject to the same terms and conditions to purchase such Stockholder Shares as set forth in Sections 1(b) through 1(d). In the event the Corporation and the Other Stockholders do not provide the Transferring Stockholder timely notice of their election to purchase pursuant to Section 1(b) and/or 1(c), the Transferring Stockholder may retain his Stockholder Shares and such securities shall remain subject to this Agreement. For purpose of this Section 1(g), "fair market value" shall mean the number of such Stockholder Shares subject to purchase in Section 1(f) multiplied by the per share value of the Corporation on a fully diluted basis (which value shall be the quotient of (A) the difference of (a) the product of (i) the Corporation's earnings before interest, taxes, depreciation and amortization, excluding extraordinary gains and losses, for the last twelve months (excluding any calculation for days elapsed from end-of-month data) multiplied by (ii) 4.5 minus (b) the aggregate amount of all indebtedness and capitalized leases of the



                                      -3-
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Corporation (net of any cash or cash equivalents on hand) divided by (B) the number of Stockholder Shares of the Corporation outstanding on a fully diluted basis).

         2. DRAG-ALONG RIGHTS.

                  (a) In the event of an Approved Sale, the Corporation shall deliver twenty (20) days' prior written notice thereof to each Stockholder. Each holder of Stockholder Shares shall vote for and consent to, and shall not raise any objection to, bring a claim against or in any way contest, such Approved Sale. If the Approved Sale is structured as: (i) a merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation; or (ii) a sale of stock or a tax free contribution of stock, each holder of Stockholder Shares shall (A) agree to sell or contribute all of their Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board of Directors of the Corporation ("BOARD") and on the same terms and conditions as are applicable to every other Stockholder of the same class of capital stock and (B) execute such stock or contribution agreement and other documents as executed by the holders of a majority of the Stockholder Shares consistent with clause (A). Each holder of Stockholder Shares shall take such other necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Corporation.

                  (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Corporation are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares shall receive for his Stockholder Shares the same form of consideration and the same amount of consideration as the holders of a majority of the Stockholder Shares receive for each of their Stockholder Shares of the same class of capital stock; (ii) if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares shall be given the same option;
(iii) in the case of an Approved Sale that is not a Reorganization of the Corporation, each holder of then currently exercisable rights to acquire shares of Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share received by holders of the same class and series of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such rights to acquire such class and series of Stockholder Shares by (2) the number of shares of such class and series of issuable upon exercise of such rights; (iv) no Investor or Warrantholder shall be obligated to agree to non-competition provisions; and (v) each Stockholder's indemnification obligations (other than for title to its shares, authorization and no conflict as to its execution of the agreement) shall be limited to the net proceeds such Stockholder receives in the transaction and shall be no greater than the Stockholder's proportionate ownership of the Common Stock.

         3. TAG-ALONG RIGHTS.

                  (a) If any Stockholder proposes to Transfer his Stockholder Shares (other than to a Permitted Transferee) and the Corporation has not exercised any rights pursuant to Section 1(b), and the Other Stockholders have not exercised their rights pursuant to Section 1(c), then the Transferring Stockholder may transfer his Stockholder Shares provided it complies with the





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

provisions of this Section 3. First (to the extent not already done so pursuant to Section 1(b)), the Transferring Stockholder shall first give to the Corporation and the Other Shareholders an Offer Notice. The Offer Notice shall be an offer by the Transferring Stockholder to allow the Other Stockholders to participate, upon the purchase by the proposed transferee of any shares of Common Stock owned by the Transferring Stockholder and for the same per share consideration. Each Stockholder shall have the right, for a period of fifteen
(15) days after the Offer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to the Transferring Stockholder and the Corporation within such fifteen (15) day period, stating therein the number of shares of Common Stock (which may be the number of shares set forth in the Offer Notice or a portion thereof) to be sold by such Stockholder to the proposed transferee. Prior to the earlier of (x) the end of such fifteen (15) day period or (y) the acceptance or rejection by each Stockholder of the Transferring Stockholder's offer, as the case may be, the Transferring Stockholder shall not complete any sale of Common Stock to the proposed transferee.

                  (b) At the end of such fifteen (15) day period the Corporation shall calculate the total number of Stockholder Shares that are proposed to be sold. Each Stockholder shall be entitled to sell to the proposed transferee that number of Stockholder Shares (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (x) the aggregate number of Stockholder Shares proposed to be sold by such Stockholder and (y) a fraction, the numerator of which shall be the number of shares of Common Stock indicated in the Offer Notice as subject to purchase by the proposed transferee and the denominator of which shall be the total number of Stockholder Shares proposed to be sold by all Stockholders and Warrantholders. Thereafter, for a period of 120 days, the Transferring Stockholder may sell to the proposed transferee for the consideration stated and on terms no more favorable to the proposed transferee than those set forth in the Offer Notice, shares of Common Stock stated in the Offer Notice as subject to purchase by the proposed transferee; PROVIDED that the proposed transferee, as the case may be, shall simultaneously purchase the number of shares of Common Stock as calculated above from those Stockholders who have accepted the Transferring Stockholder's offer. Any purchaser of Stockholder Shares pursuant to this Section 3 shall be subject to, and have the rights and benefits of, the terms and conditions of this Agreement.

         4. STOCKHOLDER PREEMPTIVE RIGHTS. Subject to Section 4(d), prior to the earlier of a Public Sale or a Sale of the Corporation, and for so long as any Stockholder owns any Stockholder Shares, each time the Corporation proposes to sell shares of its capital stock or options, warrants or other rights to buy capital stock for cash, the Corporation shall also make an offering of such shares to the Stockholders in accordance with the following provisions:

                  (a) The Corporation shall deliver a notice to each Stockholder stating the number of shares to be offered and the price and the terms on which it proposes to offer such shares. Such notice shall be sent to the addresses set forth in the records of the Corporation.

                  (b) Within fifteen (15) days after delivery of the notice, each Stockholder may elect to purchase, at the price and on the terms specified in the notice, up to its Pro Rata Portion (taking into account capital stock subject to currently exercisable warrants) of such shares by delivering written notice of such election to the Corporation within such fifteen (15) days.



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

                  (c) Any shares referred to in the notice that are not elected to be purchased as provided in subsection 4(b) above may, during the 180-day period thereafter, be offered by the Corporation to any other person or persons at a price not less than, and on terms no more favorable to the offeree than, those specified in the notice.

                  (d) The preemptive rights set forth in this Section 4 shall not be applicable to the issuance of (i) shares of Common Stock to directors, officers, consultants or employees of the Corporation pursuant to the Corporation's stock option plans, (ii) warrants, and shares of Common Stock issuable upon exercise of warrants, issued to the Corporation's lenders, (iii) capital stock to Independent Third Parties in connection with a merger, acquisition, plan of exchange or consolidation of another company, (iv) any sale of securities to be issued pursuant to a registration statement filed pursuant to the Securities Act with the Securities and Exchange Commission, (v) additional Stockholder Shares issued pursuant to the formation of the Corporation, (vi) subscriptions for shares executed before December 31, 2003 and
(vii) Stockholder Shares repurchased from Executives pursuant to their respective employment agreements and subsequently reissued.

         5. BOARD OF DIRECTORS.

                  (a) From and after the date hereof and until the earlier of a Public Sale or a Sale of the Corporation, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Corporation over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a Board of Directors committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the following persons shall be elected to the Board in the following manner:

                           (i) Election of directors.

                                    (A) Two directors shall be designated by the
                  Investors, which directors shall initially be Douglas Berman and John Black; and

                                    (B) one director shall be designated by the
                  Executives at any time after the date hereof, which director shall be elected by the Executives holding a majority of the Stockholders Shares held by all the Executives;

                           (ii) the removal from the Board (with or without cause) of any representative designated hereunder by the Investors or the Executives shall be at only the Investors' or the Executives' written request, respectively, and under no other circumstances (in the case of the Executives, determined on the basis of a vote of the holders of a majority of the Stockholder Shares held by such persons), provided that (x) if any director elected pursuant to (i)(B) above ceases to be an employee of the Corporation and its subsidiaries, he shall be removed as a director promptly after his employment




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         ceases and (y) nothing herein shall preclude the Board or the
         Stockholders from removing a Director for cause under Delaware law; and

                           (iii) in the event that any representative designated hereunder by the Investors or the Executives for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Investors or the Executives, respectively, as provided hereunder; provided that any representative removed for cause shall not be designated again as a member of the Board.

                  (b) If any party fails to designate a representative to fill a directorship pursuant to the terms of Section 5(a), the election of a person to such directorship may be accomplished in accordance with the Corporation's bylaws and applicable law.

                  (c) The certificate of incorporation and bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

         6. DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. After six (6) months after the Corporation's initial public offering, the (i) Investors or (ii) Executives who hold a majority of the then outstanding Common Stock held by all Executives (the "MAJORITY EXECUTIVES"), may request registration under the Securities Act of all or part of their respective Stockholder Shares on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS"), and the Investors or the Majority Executives may request registration under the Securities Act of all or part of their respective Stockholder Shares on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM Registrations") if available. All registrations requested pursuant to this paragraph 6(a) are referred to herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Stockholder Shares requested to be registered by the party exercising its Demand Registration and the requested per share price range, if any, for such offering.

                  (b) LONG-FORM REGISTRATIONS. The Investors shall be entitled to request (i) four (4) Long-Form Registrations in which the Corporation will pay all Registration Expenses ("CORPORATION-PAID LONG-FORM REGISTRATIONS"), and
(ii) four (4) Long-Form Registrations in which the Investors will pay their own share of the Registration Expenses as set forth in Section 10 hereof. The Majority Executives shall be entitled to request (i) two (2) Corporation-Paid Long-Form Registrations and (ii) two (2) Long-Form Registrations in which the Investors will pay their own share of the Registration Expenses as set forth in
Section 10 hereof. A registration will not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration will count as one of the permitted Long-Form Registrations of the party exercising its Demand Registration unless such party is able to register and sell at least 75% of the Stockholder Shares requested to be included in such registration by such party; provided that in any event the Corporation will pay all Registration Expenses in connection with



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any registration initiated as a Corporation-Paid Long-Form Registration whether or not it has become effective. All Long-Form Registrations shall be underwritten registrations.

                  (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to paragraph 6(b), the Investors and the Majority Executives shall be entitled to request an unlimited number of Short-Form Registrations in which the Corporation will pay all Registration Expenses; provided, however, that the size of each such offering should be at least $10,000,000, and the Corporation and the securities meet the eligibility requirements for such forms and provided further that the Short Form Registration shall only be effective for 90 days and shall be subject to no sale periods if in the reasonable judgment of the Corporation such Short Form Registration conflicts with the Corporation's business plans or another existing or proposed registration statement. Demand Registrations shall be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form. After the Corporation has become subject to the reporting requirements of the Securities Exchange Act of 1934, the Corporation shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Stockholder Shares.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. Upon the Corporation's commencement of a Demand Registration, the Corporation shall mail notice thereof to all the Stockholders and the Stockholders shall have 20 days after such mailing date to notify the Corporation of the number of shares they desire to sell in such offering. The priorities of the parties in each registration shall be as set forth in Section 7(d) hereof.

                  (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Corporation shall not be obligated to effect any Demand Registration within six months after the effective date of a previous underwritten registration of equity securities. The Corporation may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation notifies the party exercising its Demand Registration that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of the Corporation or any of its subsidiaries; provided that in such event, the Investors or Majority Executives initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Corporation shall pay all Registration Expenses in connection with such registration.

                  (f) SELECTION OF UNDERWRITERS. The Corporation will have the right to select the investment banker(s) and manager(s) to administer any offerings.

                  (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Contribution Agreement and pursuant to financing documents entered into pursuant to the transactions contemplated by either of these agreements, the Corporation shall not grant to any person the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Investors and the Majority Executives; provided that the Corporation may grant rights to other persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Stockholders with respect to such Piggyback Registrations.




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         7. PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Corporation proposes to register any of its Common Stock under the Securities Act (other than the initial public offering, a transaction described under Rule 145 of the Securities Act, a transaction registering securities convertible into Common Stock or pursuant to Form S-8 or its successor forms) and the registration form to be used may be used for the registration of the Stockholder Shares of the Stockholders (a "PIGGYBACK REGISTRATION"), the Corporation shall give prompt written notice to the Stockholders of its intention to effect such a registration and will include in such registration the Stockholder Shares of the Stockholders with respect to which the Corporation has received written requests for inclusion therein within 15 days after the receipt of the Corporation's notice.

                  (b) PIGGYBACK EXPENSES. The Registration Expenses of the Stockholders shall be paid by the Corporation in all Piggyback Registrations.

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell, (ii) second, the Stockholder Shares of the Stockholders requested to be included in such registration and the common stock of any warrant holder requested to be included in such registration and (iv) third, other securities requested by other persons to be included in such registration.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities (other than a Piggyback Registration pursuant to Section 7(e)), and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities requested to be included therein by the Person exercising its Demand Registration, (ii) second, the Stockholder Shares requested to be included therein by the other Stockholders and the common stock of any warrant holder requested to be in such registration and (iv) third, other securities requested by other persons to be included in such registration.

                  (e) PRIORITY ON WARRANTHOLDER REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of the holders of the Warrants pursuant to a warrantholders rights agreement and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities requested to be included therein by the holders of the Warrants exercising their demand registration rights pursuant to the warrantholders rights agreement (ii) second, the Stockholder Shares requested to be included therein by the Stockholders and (iii) third, other securities requested by other persons to be included in such registration.

                  (f) OTHER REGISTRATIONS. If the Corporation has previously filed a registration statement with respect to the Stockholder Shares of the Stockholders pursuant to Section 6 or pursuant to this Section 7, and if such previous registration has not been withdrawn or abandoned, the Corporation shall not without the consent of the Investors and the holders of a majority of the Stockholder Shares held by the Executives file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

                  (g) PRORATION OF ELIGIBLE SHARES. In the event of any registration pursuant to this Section 7 the full amount of the Stockholder Shares of a particular group of Stockholders (for example, the Executives) requested to be included in such registration cannot be included in full, then the number of Stockholder Shares available for registration shall be allocated among such group pro rata based upon the number of Stockholder Shares requested to be included in such registration by each member of the group.

         8. LOCKUP AGREEMENTS.

                  (a) Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of the initial public offering, and during the seven days prior to and the 90-day period beginning on the effective date of any subsequent offering, in each case unless the underwriters managing the registered public offering and the Corporation otherwise agree.

                  (b) The Corporation agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree and (ii) to use its best efforts to cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         9. REGISTRATION PROCEDURES. Whenever a Stockholder has requested that any securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by the Stockholders covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such registration statement;

                  (c) furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (d) use its best efforts to register or qualify such securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of Stockholder Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities covered by such registration statement as a Nasdaq national market security within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD;

                  (g) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit the Stockholder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of the Stockholder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation shall use its best efforts promptly to obtain the withdrawal of such order; and

                  (m) obtain a cold comfort letter from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Stockholder may reasonably request (provided that the Stockholder Shares constitute at least 10% of the securities covered by such registration statement).

         10. REGISTRATION EXPENSES.

                  (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the NASD automated quotation system.

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Corporation shall reimburse the Stockholders for the reasonable fees and disbursements of one counsel for all Stockholders to the extent the Stockholders request separate counsel from the Corporation.

                  (c) To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all Stockholders of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         11. SECURITIES INDEMNIFICATION.

                  (a) REGISTRATION STATEMENTS. The Corporation agrees to indemnify, to the extent permitted by law, each Stockholder (an "INDEMNITEE") and, if such Indemnitee is an entity, its officers and directors, the Corporation's officers and directors and each person who controls the Indemnitees (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by the Indemnitees expressly for use therein or by the Indemnitees' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Indemnitee with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnitee.

                  (b) ANCILLARY DOCUMENTS IN REGISTRATION. In connection with any registration statement in which the Indemnitees are participating, the Indemnitees shall furnish to the Corporation in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall only have to indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Indemnitees to the Corporation for specific use in such registration statement, prospectus or amendment or supplement thereto and which remained in the final prospectus delivered to the purchaser of such securities; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Indemnitee from the sale of Indemnitee Shares pursuant to such registration statement.

                  (c) SURVIVAL. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director or controlling person of such Indemnitee and shall survive the transfer of securities. The Corporation also agrees to make such provisions, as are reasonably requested by any Indemnitee, for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

                  (d) DEFINITION. For purposes of this Section 11 and Section 13 hereof, "EXPENSES" shall include attorneys' fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, or causes of action (each, a "PROCEEDING"). Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent, and Expenses incurred by any Indemnitee in commencing or pursuing a Proceeding against the Corporation to enforce the rights to indemnification granted hereunder.

         12. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         13. CORPORATE ACTION INDEMNIFICATION.

                  (a) The Corporation agrees to indemnify the Indemnitees from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all reasonable costs, losses, liabilities, damages, or Expenses (as defined above) of any kind or nature whatsoever (collectively, the "INDEMNITY MATTERS"), that may be incurred by them or asserted against or involve any of them as a result of a Proceeding, arising out of, or in any way related to (x) this Agreement, the Contribution Agreement, or the transactions contemplated by this Agreement and the Contribution Agreement or (y) actions taken to merge Thane International, Inc. into the Corporation or a subsidiary of the Corporation (either (x) or (y), "CORPORATE ACTIONS"), including, without limitation, claims alleging breach of fiduciary or other duty, or other claims against a Indemnitee relating to such Indemnitee's execution, delivery and performance of the Corporate Actions.

                  (b) Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Corporation shall advance the Expenses incurred by a Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within twelve months) in connection with any Proceeding within ten (10) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee's ability to repay the Expenses and without regard to the Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding against the Corporation to enforce the rights of advancement granted hereunder, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Unless required by law, no undertaking to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Agreement shall be required as a condition of receiving any Advance.

                  (c) Promptly after a Indemnitee has received notice or has knowledge of any claim for indemnification hereunder, or the commencement of any Proceeding by a third person, that the Indemnitee believes in good faith is an indemnifiable claim under this Agreement, the Indemnitee shall give the Corporation written notice of such claim or the commencement of such action or proceeding, but failure so to notify the Corporation will not relieve the Corporation of any liability which it may have to such Indemnitee hereunder except to the extent that the Corporation is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim. The Corporation shall have the right to defend and settle, at its own expense and by its own counsel, any such matter.

                  (d) If more than one Indemnitee makes a claim for indemnification hereunder due to a Proceeding arising out of the same Corporate Action, the Corporation shall in its discretion defend such Indemnitees jointly, unless the interests of an Indemnitee in such joint defense shall be, in the reasonable discretion of the Board, clearly adverse to the interests of another Indemnitee. Each of the Indemnitees hereby agrees to cooperate with any joint defense.

                  (e) If the Corporation determines to defend or settle, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee shall cooperate with the Corporation and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Corporation with any books, records and other information reasonably requested by the Corporation and in the Indemnitee's possession or control. Such cooperation of the Indemnitee shall be at the cost of the Corporation. After the Corporation has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, the Corporation shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnitee shall be entitled (x) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof or (y) if (A) the Corporation has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnitee and the Corporation and counsel to the Indemnitee shall have concluded that there may be reasonable defenses available to the Indemnitee that are different from or additional to those available to the Corporation or if the interests of the Indemnitee reasonably may be deemed to conflict with the interests of the Corporation, then the Indemnitee shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Corporation as incurred, and the Corporation shall not settle any such claim without the consent of the Indemnitee unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnitee. If the Indemnitee undertakes such a defense through counsel of its choice, the Indemnitee may settle such matter, and the Corporation shall reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnitee in connection therewith.

         14. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS' AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         The Corporation shall imprint such legend on certificates evidencing outstanding Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares pursuant to a Public Sale.

         15. INFORMATION.

                  (a) The Corporation agrees to furnish to each Stockholder the following financial statements and other information:

                           (i) as soon as available and in any event within 45 days after the end of each of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, copies of the unaudited consolidated and consolidating balance sheets of the Corporation and its subsidiaries as of the end of such quarterly accounting period, and of the related consolidated and consolidating statements of income and retained earnings and cash flows for such accounting period and for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the unaudited consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year;

                           (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Corporation, copies of the audited consolidated balance sheets of the Corporation and its subsidiaries as of the end of such fiscal year of the Corporation, and of the related audited consolidated statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures as of the end of and for the previous fiscal year, and, in the case of such audited consolidated statements, accompanied by a report thereon of a "big five" firm of independent certified public accountants selected by the Corporation (the "ACCOUNTANTS"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Corporation and its subsidiaries as at the dates indicated and their consolidated income and retained earnings and cash flows for the periods indicated in accordance with GAAP, and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (b) The Corporation agrees, so long as any Investor holds any Stockholder Shares, to use all reasonable efforts to (i) timely file with the Securities and Exchange Commission all reports required to be filed by the Corporation under the Securities Exchange Act of 1934, as amended and (ii) provide each Stockholder, upon request, information sufficient to enable such Stockholder to sell Stockholder Shares under Rule 144 of the Securities Act; provided, however, the Corporation shall have no liability to any Stockholder under this Section 15(b) unless the Corporation fails to perform after 30 days prior written notice of a previous failure to perform.

         16. CONFIDENTIALITY. All materials and information obtained by any Stockholder pursuant to this Agreement or otherwise delivered by the Corporation to any Stockholders shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Stockholder in contravention of this Agreement),
(b) to such Stockholder's directors, officers, trustees, partners, employees, agents and professional consultants on a need to know basis, (c) to any other holder of Common Stock or Warrants, (d) to any Person to which such Stockholder offers to sell or transfer any shares of Common Stock or Warrants, PROVIDED, that the prospective transferee shall agree to be bound by the provisions of this Section 16, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder or (f) in order to comply with any law, rule, regulation or order applicable to such Stockholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Stockholder in the course of any litigation, investigation or administrative proceeding.

         17. CONFLICTING AGREEMENTS. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner which is inconsistent with the provisions of this Agreement.

         18. ACTIONS CONSISTENT WITH AGREEMENT. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement. The certificate of incorporation and bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

         19. TRANSFER. Prior to transferring any Stockholder Shares (other than in a Public Sale) to any person or entity pursuant to the terms of this Agreement, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Corporation and the other Stockholders a counterpart of this Agreement. Each such counterpart shall be deemed to be an original part of this Agreement as though executed on the date hereof. Upon the execution of this Agreement (a) the transferee shall be treated as an Investor if the majority of its shares were acquired from the Investors and shall be counted in all votes or actions of the Investors or (b) the transferee shall be treated as an Executive if the majority of its shares were acquired from the Executives and shall be counted in all votes or actions of the Executives.

         20. HIG CAPITAL COMMITMENT. Subject to approval by its Board of Directors, HIG will make available $15,000,000 of equity and/or debt capital to the Corporation to complete synergistic add-on acquisitions which, in the opinion of HIG's Board of Directors, are suitable for and financially attractive to the Corporation.

         21. DEFINITIONS.

                  "AGREEMENT" shall have the meaning set forth in the first paragraph hereof.

                  "APPROVED SALE" means a Sale of the Corporation or a Reorganization of the Corporation approved by the Board of Directors of the Corporation and the holders of a majority of the Stockholder Shares.

                  "CHANGE IN CONTROL" means any sale or issuance or series of related sales or issuances of the capital stock of the Corporation, or any merger or consolidation involving the Corporation, immediately after which any person or group of persons acting in concert (including officers and directors of the Corporation) holds the voting power to elect a majority of the Corporation's Board of Directors or holds beneficial ownership of a majority of the Corporation's outstanding Common Stock.

                  "COMMON STOCK" means (i) the Corporation's Common Stock, par value $.001 per share (whether Vested Shares or Unvested Shares) and (ii) any securities issued or issuable with respect to the capital stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.

                  "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement dated as of October 24, 2003 by and among the Corporation and the parties hereto.

                  "CORPORATE ACTIONS" shall have the meaning set forth in
Section 13(a) hereof.

                  "CORPORATION" shall have the meaning set forth in the first paragraph hereof.

                  "CORPORATION-PAID LONG-FORM REGISTRATIONS" shall have the meaning set forth in Section 6(b) hereof.

                  "DEMAND REGISTRATIONS" shall have the meaning set forth in
Section 6(a) hereof.

                  "ELECTION PERIOD" shall have the meaning set forth in paragraph 1(b) hereof.

                  "EXECUTIVE" means each person, other than an Investor and the Corporation, who has signed on the signature page(s) hereto.

                  "EXPENSES" shall have the meaning set forth in Section 11(d) hereof.

                  "FAMILY GROUP" means a Stockholder's parents, parents-in-law, siblings-in-law, spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's parents, parents-in-law, siblings-in-law, spouse and/or descendants.

                  "HIG" means H.I.G. Direct Marketing Holdings, Inc., a Cayman Islands corporation.

                  "INDEMNITEE" shall have the meaning set forth in Section 11(a) hereof.

                  "INDEMNITY MATTERS" shall have the meaning set forth in
Section 13(a) hereof.

                  "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Corporation's Common Stock on a fully-diluted basis (a "5% Owner)", who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

                  "INVESTORS" means H.I.G. Direct Marketing Holdings, Inc., KPI, Inc. and Desert Value Holdings, Inc., each a Cayman Islands corporation

                  "LONG-FORM REGISTRATIONS" shall have the meaning set forth in
Section 6(a) hereof.

                  "MAJORITY EXECUTIVES" shall have the meaning set forth in
Section 6(a) hereof.

                  "OFFER NOTICE" shall mean the notice required to be given by a Transferring Stockholder to the Corporation and/or the Other Stockholders describing a proposed Transfer. At a minimum, the Offer Notice shall be in writing and shall contain (i) the number of shares of Common Stock that the Transferring Stockholder proposes to sell; (ii) the name and address of the proposed transferee; (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer; and (iv) an estimate, in the Transferring Stockholder's reasonable judgment, of the fair market value of any non-cash consideration offered by the proposed transferee.

                  "OPTION" means any right, warrant, option or arrangement which allows a person to acquire securities of the Corporation or requires the Corporation to issue any securities to a Person.

                  "OTHER STOCKHOLDERS" shall have the meaning set forth in
Section 1(b) hereof.

                  "PERMITTED TRANSFEREE" shall have the meaning set forth in paragraph 1(e) hereof.

                  "PIGGYBACK REGISTRATION" shall have the meaning set forth in
Section 7(a) hereof.

                  "PRO RATA PORTION" shall have the meaning set forth in Section 1(c) hereof.

                  "PROCEEDING" shall have the meaning set forth in Section 11(d) hereof.

                  "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "REGISTRATION EXPENSES" shall have the meaning set forth in
Section 10(a) hereof.

                  "REMAINING SHARES shall have the meaning set forth in Section 1(c) hereof.

                  "REORGANIZATION OF THE CORPORATION" means any corporate restructuring of the Corporation pursuant to which the essential ownership of the Corporation is consistent after such transaction as prior to such transaction, including without limitation, a reincorporation, merger into a wholly-owned subsidiary or limited liability company, or contribution of shares into a newly formed entity for purposes of making a tax-deferred acquisition under Section 351 of the Internal Revenue Code.

                  "SALE OF THE CORPORATION" means the sale of the Corporation to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Corporation's Board of Directors (whether by merger, consolidation or sale or transfer of the Corporation's capital stock) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SHORT-FORM REGISTRATIONS" shall have the meaning set forth in
Section 6(a) hereof.

                  "STOCKHOLDER" shall have the meaning as set forth in the preamble and shall include their permitted successors and assigns.

                  "STOCKHOLDERS" shall have the meaning set forth in the preamble.

                  "STOCKHOLDER SHARES" means: (a) any Common Stock purchased or otherwise acquired by any Stockholder, including without limitation, Unvested Shares and Vested Shares; (b) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; and (c) any other shares of any class or series of capital stock of the Corporation held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when (i) they have been sold to the public through a Public Sale even if thereafter they are reacquired by a Stockholder and (ii) all of such Stockholder's Stockholder Shares can be sold pursuant to Rule 144 of the Act within a six month period.

                  "TRANSFER" shall have the meaning set forth in Section 1(a) hereof.

                  "TRANSFERRING STOCKHOLDER" shall have the meaning set forth in
Section 1(b) hereof.

                  "UNVESTED SHARES" means (i) any Common Stock purchased or otherwise acquired by a Stockholder which is subject to vesting requirements or, as a result of an agreement with the Corporation or the Investors, other contractual risk of forfeiture and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization occurring subsequent to the date of this Agreement and the close of the Merger; PROVIDED, HOWEVER, upon the occurrence of the event or action which causes the Executive to have vested rights in all or any portion of such Common Stock or otherwise removes the substantial risk of forfeiture, the portion of such Common Stock as to which "vesting" occurred shall become Vested Shares.

                  "VESTED SHARES" means (i) any Common Stock purchased or otherwise acquired by a Stockholder which is free of vesting requirements and substantial risk of forfeiture from contractual restrictions through an agreement with the Corporation or the Investors and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  "WARRANTHOLDERS" means any holders of Warrants who are also signatories to this Agreement.

                  "WARRANTS" means warrants to purchase Common Stock of the Corporation.

         22. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         23. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation, the Investors or an Executive unless such modification, amendment, termination or waiver is approved in writing by the Corporation, the Investors or the Executives holding a majority of the Stockholder Shares held by all the Executives, respectively; PROVIDED, HOWEVER, that the Corporation may from time to time add additional shareholders of the Corporation to this Agreement without the consent or additional signatures of the parties hereto (and amend and/or restate the Agreement to reflect such additions) and upon the Corporation's receipt of such additional stockholders' signature pages, such additional stockholders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         24. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         25. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         26. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

         27. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         28. REMEDIES. The Corporation, the Investors and the Executives shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, any Investor and any Executive may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         29. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation at the address set forth below and to any other recipient at the address indicated on the signature pages hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Corporation's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Corporation's address is:

                                    Direct Marketing Holdings, Inc.
                                    1001 Brickell Bay Drive -- 27th Floor
                                    Miami, Florida 33131
                                    Attention: Douglas Berman

                                    with a copy to:

                                    H.I.G. Direct Marketing Holdings, Inc.
                                    c/o H.I.G. Capital LLC
                                    1001 Brickell Bay Drive -- 27th Floor
                                    Miami, Florida 33131
                                    Attention: Steven Martinez

                                    and a copy to:

                                    H.I.G. Capital LLC
                                    745 Boylston Street
                                    Suite 203
                                    Boston, Massachusetts 02116
                                    Attention: John Black

         30. ENFORCEABILITY. This Agreement shall be enforceable against the Corporation when the Corporation and one or more Stockholders execute a counterpart signature page hereto.

This Agreement shall be enforceable against the Corporation and as to each additional Stockholder upon the execution by the additional Stockholder of a counterpart signature page hereto.

         31. GOVERNING LAW. This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of Delaware.

         32. TERMINATION. The provisions of Sections 1, 2, 3, 4, 5, 14 and 15 shall terminate on the date of a Public Sale. All of the terms of this Agreement expire on the date on which any of the following events first occurs: (i) a Sale of the Corporation or (ii) the tenth anniversary of the date of this Agreement.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the day and year first above written.

                                       DIRECT MARKETING HOLDINGS, INC.


                                       By: /s/ JOHN BLACK
                                           -------------------------------------
                                       Name:  John Black
                                       Title: President

                                       H.I.G. DIRECT MARKETING HOLDINGS, INC.


                                       By: /s/ SAMI MNAYMNEH
                                           -------------------------------------
                                       Name:  Sami Mnaymneh
                                       Title: Vice President and Secretary
                                       Address: c/o H.I.G. Capital LLC
                                                1001 Brickell Bay Drive,
                                                27th Floor
                                                Miami, Florida 33131

                                       KPI, INC.


                                       By: /s/ SAMI MNAYMNEH
                                           -------------------------------------
                                       Name:  Sami Mnaymneh
                                       Title: Vice President and Secretary
                                       Address: c/o H.I.G. Capital LLC
                                                1001 Brickell Bay Drive,
                                                27th Floor
                                                Miami, Florida 33131

                                       DESERT VALUE HOLDINGS, INC.


                                       By: /s/ SAMI MNAYMNEH
                                           -------------------------------------
                                       Name:  Sami Mnaymneh
                                       Title: Vice President and Secretary
                                       Address: c/o H.I.G. Capital LLC
                                                1001 Brickell Bay Drive,
                                                27th Floor
                                                Miami, Florida 33131





                   [Signature Page to Stockholders' Agreement]

                                       /s/ SONYA AMMAN
                                       -----------------------------------------
                                       Sonya Amman
                                       Address: c/o William F. Hay
                                                78-140 Calle Tampico
                                                La Quinta, California 92253



                                       /s/ DEAN BELBAS
                                       -----------------------------------------
                                       Dean Belbas
                                       Address: 4075 West 51st Street
                                                Edina, Minnesota 55424



                                       /s/ DENISE DUBARRY-HAY
                                       -----------------------------------------
                                       Denise DuBarry-Hay
                                       Address: 78-140 Calle Tampico
                                                La Quinta, California 92253



                                       /s/ WILLIAM F. HAY
                                       -----------------------------------------
                                       William F. Hay
                                       Address: 78-140 Calle Tampico
                                                La Quinta, California 92253

                                       THE HAY FAMILY GENERATION SKIPPING TRUST


                                       By: /s/ REMUS HASTE
                                           -------------------------------------
                                       Name:  Remus Haste
                                       Title: Trustee
                                       Address: 45-200 Club Drive, Suite A
                                                Indian Wells, California 92210



                                       /s/ JERRY HORN
                                       -----------------------------------------
                                       Jerry Horn
                                       Address: 19 Heather Hill Lane
                                                Sheridan, Wyoming 82801





                   [Signature Page to Stockholders' Agreement]

                                       /s/ DENISE KOVAC
                                       -----------------------------------------
                                       Denise Kovac
                                       Address: 411 Eagle View Boulevard, #114
                                                Exton, Pennsylvania 19341



                                       /s/ GARY KRANZ
                                       -----------------------------------------
                                       Gary Kranz
                                       Address: c/o Krane Products, Inc.
                                                4800 North Federal Highway
                                                Suite 300-E
                                                Boca Raton, Florida 33431



                                       /s/ STEVEN KRANZ
                                       -----------------------------------------
                                       Steven Kranz
                                       Address: c/o Krane Products, Inc.
                                                4800 North Federal Highway
                                                Suite 300-E
                                                Boca Raton, Florida 33431



                                       /s/ NANCY LENTINI
                                       -----------------------------------------
                                       Nancy Lentini
                                       Address: c/o William F. Hay
                                                78-140 Calle Tampico
                                                La Quinta, California 92253



                                       /s/ JEFF MOE
                                       -----------------------------------------
                                       Jeff Moe
                                       Address: c/o William F. Hay
                                                78-140 Calle Tampico
                                                La Quinta, California 92253






                   [Signature Page to Stockholders' Agreement]

                                       /s/ STEPHEN D. NEWMAN
                                       -----------------------------------------
                                       Stephen D. Newman
                                       Address: YouCanSave.Com
                                                30631 San Antonio Street
                                                Hayward, California 94544



                                       /s/ TOM ROLAPP
                                       -----------------------------------------
                                       Tom Rolapp
                                       Address: c/o William F. Hay
                                                78-140 Calle Tampico
                                                La Quinta, California 92253



                                       /s/ J. ROBERT SWIDLER
                                       -----------------------------------------
                                       J. Robert Swidler
                                       Address: Egon Zehnder International Inc.
                                                1 Place Ville-Marie, Suite 3310
                                                Quebec, Montreal H3B 3N2
                                                Canada



                                       /s/ MARK TAYLOR
                                       -----------------------------------------
                                       Mark Taylor
                                       Address: 783 Toledo Drive
                                                Boca Raton, Florida 33432



                                       /s/ AMIR TUKULJ
                                       -----------------------------------------
                                       Amir Tukulj
                                       Address: 5409 Eglinton Avenue West,
                                                Suite 203
                                                Toronto, Ontario M9C 5K6
                                                Canada






                   [Signature Page to Stockholders' Agreement]

                                       /s/ LOUISE WEST
                                       -----------------------------------------
                                       Louise West
                                       Address: c/o William F. Hay
                                                78-140 Calle Tampico
                                                La Quinta, California 92253



                                       /s/ BRETT J. WILSON
                                       -----------------------------------------
                                       Brett J. Wilson
                                       Address: YouCanSave.Com
                                                30631 San Antonio Street
                                                Hayward, California 94544



                                       /s/ RICHARD WHINFREY
                                       -----------------------------------------
                                       Richard Whinfrey
                                       Address: c/o Amir Tukulj
                                                5409 Eglinton Avenue West,
                                                Suite 203
                                                Toronto, Ontario M9C 5K6
                                                Canada



                                       /s/ JOSEPH WOSIK
                                       -----------------------------------------
                                       Joseph Wosik
                                       Address: c/o William F. Hay
                                                78-140 Calle Tampico
                                                La Quinta, California 92253






                   [Signature Page to Stockholders' Agreement]

                                       /s/ HAYLEY JACOBS
                                       -----------------------------------------
                                       Hayley Jacobs
                                       Address: c/o Thane Direct U.K. Ltd.
                                                35-37 Fitzroy Street
                                                London W1T 6DX








                   [Signature Page to Stockholders' Agreement]